                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


         We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the Brightpoint Inc. Independent Director Stock Compensation Plan, of our report dated January 31, 2003, except for Notes 5, 11, 15 and 18 as to which date is March 12, 2003, with respect to the consolidated financial statements and schedule of Brightpoint, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


Indianapolis, Indiana
September 2, 2003

                                              /s/ ERNST & YOUNG, LLP
                                              ---------------------------
                                                ERNST & YOUNG, LLP